EXHIBIT 99.1

AMENDED AND RESTATED NOTE PURCHASE AGREEMENT

DELTIC TIMBER CORPORATION

$40,000,000 PRIVATE PLACEMENT

Series A Senior Notes due December 18, 2016

AMENDED AND RESTATED NOTE PURCHASE AGREEMENT

Dated March 30, 2007

Series A Senior Notes due December 18, 2016

March 30, 2007

TO EACH OF THE PURCHASERS LISTED IN

SCHEDULE A HERETO:

Ladies and Gentlemen:

Deltic Timber Corporation, a Delaware corporation (the “Company”), agrees with each of the Holders of the Notes whose names appear at the end hereof (also referred to herein as the “Purchaser” or “Purchasers”) as follows:

Section 1. AMENDMENT AND RESTATEMENT OF EXISTING NOTE PURCHASE AGREEMENT AND THE EXISTING NOTES.

Subject to the terms and conditions of this Agreement, the Existing Note Purchase Agreement and the Existing Notes shall be amended and restated in their entirety as of the Restatement Closing Date as Series A Senior Notes due December 18, 2016 (the “Series A Notes”, such term to include any such notes issued in substitution therefor pursuant to Section 13) hereunder in an aggregate principal amount of the $40,000,000 (the “Restatement”). The Existing Notes shall be deemed to be outstanding solely under this Agreement as Series A Notes hereunder and this Agreement and the other Note Documents shall apply to the Existing Notes as amended and restated as Series A Notes. The Series A Notes shall be substantially in the form set out in Exhibit 1. The Series A Notes shall be guaranteed pursuant to the Subsidiary Guaranty. Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

Section 2. ADDITIONAL SERIES OF NOTES.

The Company may, from time to time, in its sole discretion but subject to the terms hereof, issue and sell one or more additional Series of its promissory notes under the provisions of this Agreement pursuant to a supplement (a “Supplement”) substantially in the form of Exhibit S. Each additional Series of Notes (the “Additional Notes”) issued pursuant to a Supplement shall be subject to the following terms and conditions:

(a)	each Series of Additional Notes, when so issued, shall be differentiated from all previous series by sequential alphabetical designation inscribed thereon;

-1-	Note Purchase Agreement

(b)	Additional Notes of the same Series may consist of more than one different and separate tranches and may differ with respect to outstanding principal amounts, maturity dates, interest rates and premiums, if any, and price and terms of redemption or payment prior to maturity, but all such different and separate tranches of the same Series shall vote as a single class and constitute one Series;

(c)	each Series of Additional Notes shall be dated the date of issue, bear interest at such rate or rates, mature on such date or dates, be subject to such mandatory and optional prepayment on the dates and at the premiums, if any, have such additional or different conditions precedent to closing, such representations and warranties and such additional covenants as shall be specified in the Supplement under which such Additional Notes are issued, provided, that any such additional covenants shall inure to the benefit of all Holders of Notes so long as any Additional Notes issued pursuant to such Supplement remain outstanding;

(d)	each reference to “you”, “Purchaser” or “Holders of the Notes” in this Agreement shall be deemed to be a reference to each Additional Purchaser, unless otherwise specified herein or in the applicable Supplement or unless the context otherwise requires;

(e)	each Series of Additional Notes issued under this Agreement shall be in substantially the form of Exhibit 1 to Exhibit S hereto with such variations, omissions and insertions as are necessary or permitted hereunder;

(f)	the minimum principal amount of any Series of Notes issued under a Supplement shall be $10,000,000, except as may be necessary to evidence the outstanding amount of any Note originally issued in a denomination of $1,000,000 or more;

(g)	all Additional Notes shall constitute senior Indebtedness of the Company and shall rank pari passu with all other outstanding Notes;

(h)	no Additional Notes shall be issued hereunder if at the time of issuance thereof and after giving effect to such issuance and the application of the proceeds thereof, there exists or would exist any Default or Event of Default; and

(i)	each Series of Additional Notes issued under this Agreement shall be arranged by the Arranger.

Section 3. RESTATEMENT CLOSING DATE.

The Restatement shall occur at the offices of O’Melveny & Myers LLP, 400 South Hope Street, Los Angeles, California, at 9:00 a.m., Pacific Standard time, at a closing on March 30, 2007 or on such other Business Day thereafter on or prior to March 30, 2007 as may be agreed upon by the Company and the Purchasers (the “Restatement Closing Date”). On the Restatement Closing Date, the Company will deliver to each Purchaser the Series A Notes in the form of a single Note (or such greater number of Series A Notes in denominations of at least $100,000 as such Purchaser may request) dated as of the Restatement Closing Date and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company of the Existing Notes held by such Purchaser for cancellation. If the Company shall fail to tender such Series A Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, the Existing Note Purchase Agreement and the Existing Notes shall remain in full force and effect, and such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

Section 4. CONDITIONS TO THE RESTATEMENT.

The Restatement is subject to the fulfillment to each Purchaser’s satisfaction, prior to or on the Restatement Closing Date, of the following conditions:

Section 4.1. Representations and Warranties. The representations and warranties of the Company in this Agreement shall be true and correct when made and on the Restatement Closing Date, except for such representations and warranties given as of a specific date, all of which were true and correct as of such date.

Section 4.2. Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or on the Restatement Closing Date and after giving effect to the amendment and restatement of the Existing Notes as Series A Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Form 10-K that would have been prohibited by Section 10 had such Section applied since such date.

Section 4.3. Certificates.

(a)	Officer’s Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the Restatement Closing Date, certifying that the conditions specified in Sections 4.1, 4.2 and 4.8 have been fulfilled.

(b)	Secretary’s Certificate. Company shall have delivered to you:

(i) Copies of the organizational documents of each Note Party, certified by the Secretary of State of its jurisdiction of organization, together with a good standing certificate from the Secretary of State of its jurisdiction of organization and each other state in which such Note Party is qualified to do business, to the extent the failure to be qualified in any such state would reasonably be expected to result in a Material Adverse Effect, and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to the Restatement Closing Date;

(ii) Resolutions of the governing body of each Note Party approving and authorizing the execution, delivery and performance of each Note Document to which it is a party, and any other documents, instruments and certificates required to be executed by the such Note Party in connection herewith and the transactions contemplated hereby certified as of the Restatement Closing Date by the secretary or similar officer of the such Note Party as being in full force and effect without modification or amendment; and

(iii) Signature and incumbency certificates of the officers of the each Note Party and all guarantors dated as of the Restatement Closing Date and certifying the names and true signatures of the officers and employees of the such Note Party authorized to execute, deliver and perform the Note Documents and other documents required to be executed in connection herewith.

(c)	Solvency Assurances. On the Restatement Closing Date, you shall have received an Officer’s Certificate of a duly authorized Senior Financial Officer of the Company dated as of the Restatement Closing Date, substantially in the form of Exhibit 2 annexed hereto and with appropriate attachments, demonstrating that, after giving effect to the transactions contemplated herein, the Company will be Solvent.

(d)	Compliance Certificate. On the Restatement Closing Date, you shall have received a Compliance Certificate of a duly authorized Senior Financial Officer of the Company dated the date of issue of the Series A Notes, substantially in the form of Exhibit 3 stating that such officer has reviewed the provisions of this Agreement and setting forth the information and computations (in sufficient detail) required in order to establish whether the Company is in compliance with the requirements of Sections 10.5, 10.7, 10.9, 10.15, 10.16, 10.17 and 10.18 on such date, after giving effect to the transactions contemplated herein.

Section 4.4. Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Restatement Closing Date from (a) Bayless Rowe, in-house counsel to the Note Parties, and (b) Wright, Lindsey & Jennings, LLP, special counsel for the Note Parties, covering the matters set forth in Exhibit 4 and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers).

Section 4.5. Purchase Permitted By Applicable Law, Etc. On the Restatement Closing Date, the amendment and restatement of the Existing Notes as Series A Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6. Payment of Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of the Purchasers’ special counsel, O’Melveny & Myers LLP, to the extent reflected in a statement of such counsel rendered to the Company prior to the Restatement Closing Date and any other fees separately agreed to by Company and Arranger.

Section 4.7. Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the Series A Notes.

Section 4.8. Changes in Corporate Structure. The Company shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

Section 4.9. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement, the Note Documents and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

Section 4.10. UCC Searches. You shall have received a UCC search report certified by a party acceptable to you, dated a recent date prior to the Restatement Closing Date, listing all effective financing statements which name any Note Party (under its present name and any previous names) as the debtor.

Section 4.11. Subsidiary Guaranty. Each Domestic Subsidiary shall execute the Subsidiary Guaranty in favor of the Purchasers, substantially in the form of Exhibit 5 to this Agreement.

Section 4.12. Delivery of Certain Documents. The Purchasers shall have received a copy of each of the Bank Credit Agreement and the MetLife Note Purchase Agreement certified by a Responsible Officer of the Company as true and complete copies of the Bank Credit Agreement and MetLife Note Purchase Agreement as originally executed and delivered, together with all amendments, exhibits and schedules thereto.

Section 4.13. Patriot Act Compliance. Prior to the date of the Closing, the Purchasers shall have received all documentation and other information required by regulatory authorities under the applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA Patriot Act.

Section 4.14. Satisfactory Review of Financial Statements and Pro Formas. The Purchasers shall have received and be reasonably satisfied with (i) the consolidated financial statements of the Company and its Subsidiaries for the Fiscal Years 2004, 2005 and 2006, including balance sheets, income and cash flow statements audited by independent public accountants of recognized national standing and prepared in conformity with GAAP, and (ii) such other financial information as the Purchasers may request, including interim financial statements received for periods subsequent to the Fiscal Year 2006 financial statements.

Section 4.15. Consent of the Holders of Existing Notes. Each Holder of Existing Notes shall have consented to the Restatement, evidenced by its execution of this Agreement.

Section 4.16. Conditions to Issuance of Additional Notes. The obligations of the Additional Purchasers to purchase Additional Notes pursuant to Section 2 shall be subject to the following conditions precedent, in addition to the conditions specified in the Supplement pursuant to which such Additional Notes may be issued:

(a)

Conditions in Agreement. All conditions precedent set forth in Sections 4.1 through 4.14 shall have been satisfied with respect to such Additional Notes (with (i) the applicable Series of such Additional Notes being deemed substituted for “Series A” in such Sections, and (ii) for the purposes of the confirmation of the representations and warranties in Section 5, the term

“Agreement” being deemed to mean this Agreement as supplemented by the related Supplement), with such modifications to such Sections, if any, as may be set forth in the Supplement with respect to such Additional Notes.

(b)	Compliance Certificate. A duly authorized Senior Financial Officer of the Company shall execute and deliver to each Additional Purchaser a Compliance Certificate dated the date of issue of such Series of Additional Notes, substantially in the form of Exhibit 3 stating that such officer has reviewed the provisions of this Agreement (including any Supplements thereto) and setting forth the information and computations (in sufficient detail) required in order to establish whether the Company are in compliance with the requirements of Sections 10.5, 10.7, 10.9, 10.15, 10.16, 10.17 and 10.18 on such date, after giving pro forma effect to the issuance of such Additional Notes.

(c)	Solvency Assurances. A duly authorized Senior Financial Officer of the Company shall execute and deliver to each Additional Purchaser an Officer’s Certificate dated the date of issue of such Series of Additional Notes, substantially in the form of Exhibit 2 annexed hereto and with appropriate attachments, in each case demonstrating that, after giving effect to the consummation of the transactions contemplated by this Agreement (including any Supplements thereto), the Company will be Solvent, after giving effect to the issuance of such Additional Notes.

(d)	Execution and Delivery of Supplement. The Company and each such Additional Purchaser shall execute and deliver a Supplement substantially in the form of Exhibit S hereto.

(e)	Representations of Additional Purchasers. Each Additional Purchaser shall have confirmed in the Supplement that the representations set forth in Section 6 are true and correct with respect to such Additional Purchaser on and as of the date of issue of the Additional Notes.

Section 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to you on and as of the date of the Restatement Closing Date and, with respect to issuance of each Series of Additional Notes, on and as of the date of such issuance:

Section 5.1. Organization; Power and Authority. Each Note Party is an organization duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Note Party has the corporate power and authority to own or hold under lease the Properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver the Note Documents to which it is party and to perform the provisions thereof.

Section 5.2. Authorization, Etc. Each Document has been duly authorized by all necessary corporate action on the part of each Note Party thereto. Each Note Document constitutes, and in the case of the Company upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of such Note Party enforceable against such Note Party in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3. Disclosure. The Company has delivered to each Purchaser a copy of the Company’s Annual Report on Form 10-K (the “Form 10-K”). The Form 10-K fairly describes, in all material respects, the general nature of the business and principal Properties of the Company and its Subsidiaries. This Agreement, the Form 10-K and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby and identified in Schedule 5.3, and the financial statements listed in Schedule 5.5 (this Agreement, the Form 10-K and such documents, certificates or other writings and such financial statements delivered to each Purchaser prior to the date hereof being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since December 31, 2006, there has been no material adverse change in the business, assets, liabilities (actual or contingent), operations, Properties, condition (financial or otherwise), or prospects of the Company and its Subsidiaries taken as a whole. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Section 5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of the Company’s Affiliates, other than Subsidiaries, and (iii) of the Company’s directors and senior officers.

(b)

All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

(c)	Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the Properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(d)	No Subsidiary is a party to, or otherwise subject to any legal, regulatory, contractual or other restriction (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

Section 5.5. Financial Statements; Material Liabilities. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents. Neither Company nor any of its Subsidiaries has (and will not have following the issuance of the Notes) any contingent obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that, as of the Restatement Closing Date, is not reflected in the foregoing financial statements or the notes thereto and, as of any date subsequent to the date of the Closing, is not reflected in the most recent financial statements delivered to Lenders pursuant to Section 7.1 or the notes thereto and that, in any such case, is Material in relation to the business, operations, affairs, financial condition, Properties, assets or prospects of Company or its Subsidiaries.

Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Note Parties of each Note Document to which it is party will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any Property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective Properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

Section 5.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority or any third-party is required in connection with the execution, delivery or performance by the Note Parties of the Note Documents.

Section 5.8. Litigation; Observance of Agreements, Statutes and Orders. (a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any Property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(b)	Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws or the USA Patriot Act) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.9. Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their Properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the

Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended 2006.

Section 5.10. Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective Properties that individually or in the aggregate are Material, including all such Properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement or any other Note Document. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

Section 5.11. Licenses, Permits, Etc. (a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.

(b)	To the best knowledge of the Company, no product of the Company or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.

(c)	To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

Section 5.12. Compliance with ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, Properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code or section 4068 of ERISA, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b)	The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c)	The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d)	The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

(e)	The execution and delivery of this Agreement and the other Note Documents, and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers and not more than 5 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes for general corporate purposes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5.0% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5.0% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15. Existing Indebtedness; Future Liens. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of March 30, 2007 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)	Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.6.

(c)	Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except as specifically indicated in Schedule 5.15.

Section 5.16. Foreign Assets Control Regulations, Etc. (a) Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

(b)	Neither the Company nor any Subsidiary (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) engages in any dealings or transactions with any such Person. The Company and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.

(c)	No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company.

Section 5.17. Status under Certain Statutes. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 2005, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

Section 5.18. Environmental Matters. (a) Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(b)	Neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(c)	Neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

(d)	All buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

Section 5.19. No Restrictions on Harvesting. All timberland currently being harvested by the Company and its Subsidiaries is being harvested pursuant to valid permits obtained from appropriate governmental authorities to the extent permits are required, and there are no material restrictions on such harvesting activities other than (i) restrictions contained in such permits or incidental take permits, and (ii) those imposed generally on similarly situated timberlands.

Section 5.20. Solvency. The Company is and, upon the issuance of the Notes and the incurrence of the obligations hereunder on any date on which this representation is made, will be, Solvent.

Section 5.21. Patronage. The Company represents and warrants that it owns at least $1,000 book value of capital stock of American AgCredit, PCA.

Section 5.22. Labor Relations. There are no strikes, lockouts or other material labor disputes or grievances against the Company or any of its Subsidiaries, or, to the Company’s knowledge, threatened against or affecting the Company or any of its Subsidiaries, and no significant unfair labor practice, charges or grievances are pending against the Company or any of its Subsidiaries, or to the Company’s knowledge, threatened against any of them before any Governmental Authority, which could reasonably be expected to have a Material Adverse Effect. All payments due from the Company or any of its Subsidiaries pursuant to the provisions of any collective bargaining agreement have been paid or accrued as a liability on the books of the Company or any such Subsidiary, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 6. REPRESENTATIONS OF THE PURCHASERS.

Section 6.1. Purchase for Investment. Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their Property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

Section 6.2. Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a)	the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b)	the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)	the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)	the Source constitutes assets of an “investment fund” (within the meaning of Part V of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (d); or

(e)	the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(d) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f)	the Source is a governmental plan; or

(g)	the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h)	the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 7. INFORMATION AS TO COMPANY.

Section 7.1. Financial and Business Information. The Company shall deliver to each Holder of Notes that is an Institutional Investor:

(a)	Quarterly Statements — within 45 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

(i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

(ii) consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments.

(b)	Annual Statements — within 90 days after the end of each fiscal year of the Company, duplicate copies of

(i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and

(ii) consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by

(A) an opinion thereon of independent public accountants of recognized national standing, which opinion shall be unqualified, shall express no doubts, assumptions or qualifications concerning the ability of the Company and its Restricted Subsidiaries to continue as a going concern, and shall state that the consolidated financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

(B) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit).

(c)	SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to its public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such Holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

(d)	Notice of Default or Event of Default — promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any

Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e)	ERISA Matters — promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i) with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multi-employer Plan that such action has been taken by the PBGC with respect to such Multi-employer Plan; or

(iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, Properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

(f)	Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

(g)	Litigation or Other Proceedings — promptly upon any officer of Company obtaining knowledge of (1) the institution of, or non-frivolous threat of, any proceeding against or affecting Company or any of its Subsidiaries or any Property of the Company or any of its Subsidiaries not previously disclosed in writing by the Company to the Holders of the Notes or (2) any material development in any proceeding that, in any case:

(i) if adversely determined, has a reasonable possibility after giving effect to the coverage and policy limits of insurance policies issued to the Company and its Subsidiaries of giving rise to a Material Adverse Effect; or

(ii) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby; written notice thereof together with such other information as may be reasonably available to the Company to enable the Holders of the Notes and their counsel to evaluate such matters;

(h)	Environmental Disclosure.

(i) As soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of the Company or any of its Subsidiaries or by independent consultants, Government Authorities or any other Persons, with respect to significant environmental matters on any of the Properties of the Company and its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or with respect to any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(ii) Promptly upon the occurrence thereof, written notice describing in reasonable detail (a) any Release required to be reported to any Government Authority under any applicable Environmental Laws, and (b) any remedial action taken by the Company or any other Person in response to (1) any Hazardous Materials Activities the existence of which could reasonably be expected to result in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (2) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(iii) As soon as practicable following the sending or receipt thereof by Company or any of its Subsidiaries, a copy of any and all written communications with respect to (a) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, (b) any Release required to be reported to any Government Authority, and (c) any request for information from any Government Authority that suggests such Government Authority is investigating whether the Company or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity.

(iv) Prompt written notice describing in reasonable detail (a) any proposed acquisition of stock, assets, or Property by the Company or any of its Subsidiaries that could reasonably be expected to (1) expose the Company or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect or (2) affect the ability of the Company or any of its Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations.

(i)	Material Adverse Change—Prompt written notice of any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect, accompanied by a written statement of a Responsible Officer setting forth the details of such event or development and any action taken or proposed to be taken with respect thereto.

(j)	Supplements — in the event that any Series of Additional Notes is issued under Section 2, within ten Business Days after execution and delivery, a copy of the Supplement executed with such issuance.

(k)	Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or Properties of the Company or any of its Subsidiaries (including, but without limitation, actual copies of the Company’s Form 10-Q and Form 10-K) or relating to the ability of the Company to perform its obligations hereunder, under the other Note Documents and under the Notes or status updates with respect to any of the changes, conditions, events, proceedings or violations reported in compliance with this Section 7 as from time to time may be reasonably requested by any such Holder of Notes.

Section 7.2. Officer’s Certificate. Each set of financial statements delivered to a Holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a Compliance Certificate of a duly authorized Senior Financial Officer of the Company, substantially in the form of Exhibit 3, setting forth:

(a)	Covenant Compliance — the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 10.5, 10.7, 10.9, 10.15, 10.16, 10.17 and 10.18, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Sections, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence);

(b)

Event of Default — a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto; and

(c)	Change in GAAP — whether any change in GAAP or the application thereof has occurred since the date of the consolidated audited financial statements for the Company delivered in connection with the Restatement Closing Date, and, if any change has occurred, specifying the effect of such change on the financial statements accompanying such certificate.

Section 7.3. Visitation. The Company shall permit the representatives of each Holder of Notes:

(a)	No Default — if no Default or Event of Default then exists, at the expense of such Holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and Properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(b)	Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or Properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

Section 8. PAYMENT AND PREPAYMENT OF THE NOTES.

Section 8.1. Required Prepayments; Maturity. As provided therein, the entire unpaid principal balance of the Notes shall be due and payable on the stated maturity date thereof.

Section 8.2. Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes of any Series, provided that such option prepayment is offered in multiples of $5,000,000, or if less, the remaining balance of the Notes of such Series to be prepaid, and accrued interest thereon, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount; provided that (i) the date fixed for each such prepayment shall be a Business Day, and (ii) after the occurrence and during the continuation of an Event of Default, such prepayments shall be made pro rata to the Holders of the Notes of all Series outstanding. The Company will give each Holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes of such Series to be prepaid on such date, the principal amount of each Note held by such Holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each Holder of Notes of the Series to be prepaid a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

Section 8.3. Allocation of Partial Prepayments. In the case of each partial prepayment of any Series of Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes of the Series to be prepaid at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment; provided that after the occurrence and during the continuation of an Event of Default, such prepayments shall be made pro rata to the Holders of the Notes of all Series outstanding.

Section 8.4. Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.5. No Other Optional Prepayments or Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding

Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.6. Make-Whole Amount.

The term “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” of the Bloomberg Financial Markets Services Screen (or such other display as may replace Page PX1 on the Bloomberg Financial Markets Services Screen) for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.

In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding paragraph, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 9. AFFIRMATIVE COVENANTS.

The Company covenants, for the benefit of the Holders of the Notes, that so long as any of the Notes are outstanding:

Section 9.1. Compliance with Law. Without limiting Section 10.4, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, the USA Patriot Act and Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective Properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.2. Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective Properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

Section 9.3. Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective Properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its Properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.4. Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their Properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on Properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges, levies and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

Section 9.5. Corporate Existence, Etc. Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Wholly-Owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

Section 9.6. Books and Records. The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be.

Section 9.7. Conduct of Timber Business. The Company and each of its Subsidiaries will (a) conduct Timber harvesting in a professional, businesslike manner consistent with good forestry practices, and no waste shall be committed or allowed to occur that materially affects the Timber Market Value (it being understood that reasonable Timber harvesting hereunder does not constitute waste); (b) comply with all current federal, state, and local laws, regulations and ordinances concerning the harvesting of Timber; (c) implement all reasonable measures that are necessary to protect the Timberlands from loss by fire, disease and blight (such measures shall be consistent with generally accepted standards of fire protection practices generally followed on timberland in the same general area, including the maintenance of fire-fighting equipment customary within the industry, proper disposal of slash, maintenance of roads to permit access of fire-fighting equipment to all parts of the Timberlands, and full cooperation with state and federal agencies on matters of fire prevention and control); (d) ensure that all Timber harvested from the Timberlands via pay-as-cut type Timber sales (sales where each load is paid for as it is harvested and delivered to a facility) is scaled (weighed) and monitored pursuant to practices then customary in the industry; and (e) cause Timber harvested from the Timberlands via lump sum Timber sales (sales where Timber is sold standing and full payment is made in advance of harvest) to be scaled or measured using customary Timber inventory techniques while the Timber is standing and prior to sale and harvest.

Section 9.8. Appraisals. Upon request of any Holder of Notes, the Company will obtain an Appraisal of the Timber and/or timberlands from an Approved Appraiser, which shall be conducted at the expense of such requesting Holder, unless an Event of Default has occurred and is continuing, at which time such Appraisal shall be conducted at the expense of the Company as frequently as Required Holders shall request.

Section 9.9. Additional Guarantors. The Company shall notify the Holders of the Notes at the time that any Person becomes a Domestic Subsidiary and promptly thereafter (and in any event within ten Business Days), cause such Person to (i) become a Subsidiary Guarantor by executing and delivering to the each Holder of Notes a counterpart to the Subsidiary Guaranty, and (ii) deliver to the Holders of the Notes documents of the types referred to in Section 4.3 and a favorable opinion of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above), all in form, content and scope reasonably satisfactory to the Required Holders.

Section 10. NEGATIVE COVENANTS.

The Company covenants for the benefit of the Holders of the Notes that so long as any of the Notes are outstanding:

Section 10.1. Transactions with Affiliates. The Company will not and will not permit any Subsidiary to enter into directly or indirectly any transaction or group of related transactions (including without limitation the purchase, lease, sale or exchange of Properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Company and its wholly-owned Subsidiaries not involving any other Affiliates and (c) any Restricted Payment permitted by Section 10.8.

Section 10.2. Fundamental Change.

(a)	The Company will not, and will not permit any Subsidiary to, merge into or consolidate into any other Person, or permit any other Person to merge into or consolidate with it or liquidate or dissolve; provided, that if at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing (i) the Company or any Subsidiary may merge with a Person if the Company (or such Subsidiary if the Company is not a party to such merger) is the surviving Person, (ii) any Subsidiary may merge into another Subsidiary; provided, that if any party to such merger is a Subsidiary, the Subsidiary shall be the surviving Person and (iii) any Subsidiary (other than a Subsidiary) may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders; provided, that any such merger involving a Person that is not a wholly-owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 10.7.

(b)	The Company will not, and will not permit any of its Subsidiaries to, engage in any business other than businesses of the type conducted by the Company and its Subsidiaries on the date hereof and businesses reasonably related thereto.

Section 10.3. Line of Business. The Company will not and will not permit any Subsidiary to engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Form 10-K.

Section 10.4. Terrorism Sanctions Regulations. The Company will not and will not permit any Subsidiary to (a) become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (b) engage in any dealings or transactions with any such Person.

Section 10.5. Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:

(a)	Indebtedness created pursuant to the Note Documents;

(b)	Indebtedness created pursuant to the Bank Loan Documents;

(c)	Indebtedness existing on the date hereof and set forth on Schedule 10.5 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof;

(d)	Indebtedness of the Company or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets if secured by a Lien on any such assets prior to the acquisition thereof; provided, that such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvements or extensions, renewals, and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof; provided further, that the aggregate principal amount of such Indebtedness does not exceed $2,000,000 at any time outstanding;

(e)	Indebtedness of the Company owing to any Subsidiary and of any Subsidiary owing to the Company or any other Subsidiary;

(f)	guarantees by the Company of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Company or any other Subsidiary;

(g)	Indebtedness of any Person which becomes a Subsidiary after the date of this Agreement; provided, that such Indebtedness exists at the time that such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and the aggregate principal amount of such Indebtedness permitted hereunder shall not exceed $5,000,000 outstanding at any time;

(h)	the Del-Tin Guaranty;

(i)	Indebtedness in respect of obligations under Swap Contracts permitted by Section 10.12;

(j)	Indebtedness incurred under a line of credit with BancorpSouth in an amount not to exceed $1,000,000;

(k)	other unsecured Indebtedness in an aggregate principal amount not to exceed $5,000,000 at any time outstanding.

Section 10.6. Negative Pledge. The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien on any of its assets or Property now owned or hereafter acquired or, except:

(a)	Permitted Encumbrances;

(b)	any Liens on any Property or asset of the Company or any Subsidiary existing on the Restatement Closing Date set forth on Schedule 10.6; provided, that such Lien shall not apply to any other Property or asset of the Company or any Subsidiary;

(c)	purchase money Liens upon or in any fixed or capital assets to secure the purchase price or the cost of construction or improvement of such fixed or capital assets or to secure Indebtedness incurred solely for the purpose of financing the acquisition, construction or improvement of such fixed or capital assets (including Liens securing any Capital Lease Obligations); provided, that (i) such Lien secures Indebtedness permitted by Section 10.5(d), (ii) such Lien attaches to such asset concurrently or within 90 days after the acquisition, improvement or completion of the construction thereof; (iii) such Lien does not extend to any other asset; and (iv) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets;

(d)	any Lien (i) existing on any asset of any Person at the time such Person becomes a Subsidiary of the Company, (ii) existing on any asset of any Person at the time such Person is merged with or into the Company or any Subsidiary of the Company or (iii) existing on any asset prior to the acquisition thereof by the Company or any Subsidiary of the Company; provided, that any such Lien was not created in the contemplation of any of the foregoing, any such Lien secures only those obligations which it secures on the date that such Person becomes a Subsidiary or the date of such merger or the date of such acquisition, and all such Liens do not in the aggregate secure Indebtedness in exceed of $5,000,000 at any time; and

(e)	extensions, renewals, or replacements of any Lien referred to in paragraphs (a) through (d) of this Section; provided, that the principal amount of the Indebtedness secured thereby is not increased and that any such extension, renewal or replacement is limited to the assets originally encumbered thereby.

Section 10.7. Investments, Loans, Etc. The Company will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly-owned Subsidiary prior to such merger), any common stock, evidence of indebtedness or other securities (including any option, warrant, or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, guaranty any obligations of, or make or permit to exist any investment or any other interest in, any other Person (all of the foregoing being collectively called “Investments”), or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person that constitute a business unit, or create or form any Subsidiary, except:

(a)	Investments (other than Permitted Investments) existing on the date hereof and set forth on Schedule 10.7 (including Investments in Subsidiaries);

(b)	Permitted Investments;

(c)	Guarantees constituting Indebtedness permitted by Section 10.5;

(d)	Investments made by the Company in or to any Subsidiary and by any Subsidiary to the Company or in or to another Subsidiary;

(e)	Loans or advances to employees, officers or directors of the Company or any Subsidiary in the ordinary course of business for travel, relocation and related expenses; provided, however, that the aggregate amount of all such loans and advances does not exceed $500,000 at any time;

(f)	Swap Contracts permitted by Section 10.12; and

(g)	Investments consisting of the acquisition of assets or equity interests of third parties provided (i) such acquisition is in the same line of business of the Company and its Subsidiaries as engaged in on the Restatement Closing Date; (ii) the acquisition would not violate the financial covenants hereunder; and (iii) no Default or Event of Default exists or would exist taking into account such acquisition.

Section 10.8. Restricted Payments. The Company will not, and will not permit its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any dividend on any class of its stock, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other acquisition of, any shares of common stock or Indebtedness subordinated to the obligations of the Company or any options, warrants, or other rights to purchase such common stock or such Indebtedness, whether now or hereafter outstanding (each, a “Restricted Payment”), except for (i) dividends payable by the Company in shares of any class of its common, (ii) Restricted Payments made by any Subsidiary to the Company or to another Subsidiary and (iii) cash dividends paid on, and cash redemptions of, the common stock or preferred stock of the

Company; provided, that no Default or Event of Default has occurred and is continuing at the time such dividend is paid or redemption is made.

Section 10.9. Sale of Assets. The Company will not, and will not permit any of its Subsidiaries to, convey, sell, lease, assign, transfer or otherwise dispose of, any of its assets, business or Property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary’s common stock to any Person other than the Company (or to qualify directors if required by applicable law), except (i) the sale or other disposition for fair market value of obsolete or worn out Property or other Property not necessary for operations disposed of in the ordinary course of business, (ii) the sale of inventory and Permitted Investments in the ordinary course of business, (iii) the sale of timber land and real estate in connection with any Asset Like Kind Exchange, (iv) other sales of assets not to exceed $5,000,000 in the aggregate in any fiscal year of the Company or (v) the sale of assets in the ordinary course of business not to exceed $5,000,000 at any one time.

Section 10.10. Restrictive Agreements. The Company will not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement that prohibits, restricts or imposes any condition upon (a) the ability of the Company or any Subsidiary to create, incur or permit any Lien upon any of its assets or Properties, whether now owned or hereafter acquired, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to its common stock, to make or repay loans or advances to the Company or any other Subsidiary, to guaranty Indebtedness of the Company or any other Subsidiary or to transfer any of its Property or assets to the Company or any Subsidiary of the Company; provided, that (i) the foregoing shall not apply to restrictions or conditions imposed by law or by this Agreement or any other Note Document, the Bank Credit Agreement or the Bank Loan Documents, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is sold and such sale is permitted hereunder, (iii) clause (a) shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions and conditions apply only to the Property or assets securing such Indebtedness and (iv) clause (a) shall not apply to customary provisions in leases restricting the assignment thereof.

Section 10.11. Sale and Leaseback Transactions. The Company will not, and will not permit any of the Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any Property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such Property or other Property that it intends to use for substantially the same purpose or purposes as the Property sold or transferred.

Section 10.12. Swap Contracts. The Company will not, and will not permit any of the Subsidiaries to, enter into any Swap Contracts or other hedging agreements other than Swap Contracts entered into in the ordinary course of business to hedge or mitigate risks to which the Company or any Subsidiary is exposed in the conduct of its business or the management of its liabilities. Solely for the avoidance of doubt, the Company acknowledges that a Swap Contract or other hedging agreement entered into for speculative purposes or of a speculative nature (which shall be deemed to include any Swap Contract or other hedging agreement under which the Company or any of the Subsidiaries is or may become obliged to make any payment (i) in connection with the purchase by any third party of any common stock or any Indebtedness or (ii) as a result of changes in the market value of any common stock or any Indebtedness) is not a Swap Contract entered into in the ordinary course of business to hedge or mitigate risks.

Section 10.13. Amendment to Material Documents. The Company will not, and will not permit any Subsidiary to, amend, modify or waive any of its rights in a manner materially adverse to the Holders of the Notes under (a) its certificate of incorporation, bylaws or other organizational documents, (b) the Bank Credit Agreement or the Bank Loan Documents or (c) the MetLife Note Purchase Agreement and documents executed in connection therewith.

Section 10.14. Accounting Changes. The Company will not, and will not permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required or permitted by GAAP, or change the fiscal year of the Company or of any Subsidiary, except to change the fiscal year of a Subsidiary to conform its fiscal year to that of the Company.

Section 10.15. Leverage Ratio. The Company and its Subsidiaries shall maintain, as of the last day of each fiscal quarter of the Company, a Leverage Ratio of not greater than 0.60:1.00.

Section 10.16. Fixed Charge Coverage Ratio. The Company and its Subsidiaries shall maintain, as of the last day of each fiscal quarter of the Company, a Fixed Charge Coverage Ratio of not less than 2.50:1.00.

Section 10.17. Consolidated Net Worth. The Company will not permit its Consolidated Net Worth at any time to be less than an amount equal to the sum of (i) $175,567,000 plus (ii) 50% of Consolidated Net Income accrued during each fiscal quarter ending thereafter, commencing with the fiscal quarter ending December 31, 2006, provided, that if Consolidated Net Income is negative in any fiscal quarter the amount added for such fiscal quarter shall be zero and such negative Consolidated Net Income shall not reduce the amount of Consolidated Net Income added from any previous fiscal quarter, plus (iii) 100% of the net proceeds from any public or private offering of common or preferred stock of the Company issued after the Restatement Closing Date.

Section 10.18. Minimum Timber Market Value. The Company and its Subsidiaries shall maintain a Timber Market Value greater than 200% of outstanding Total Senior Indebtedness.

Section 10.19. Pari Passu Obligations. The Company covenants that its obligations under this Agreement, the Notes, and the Note Documents do and will rank at least pari passu in right of payment with all of its other present and future unsecured and unsubordinated Indebtedness except for those obligations that are mandatorily preferred by law.

Section 11. EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)	the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b)	the Company defaults in the payment of any interest, fees or other amounts on any Note for more than three Business Days after the same becomes due and payable; or

(c)	the Company defaults in the performance of or compliance with any term contained in Sections 7.1(d), 7.1(g), 7.1(i), 9.5 or 10.; or

(d)	the Company defaults in the performance of or compliance with any term contained herein or any Note Documents (other than those referred to in Sections 11(a) and (b)) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any Holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e)	any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement, any other Note Document or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

(f)

(i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness or subject to an early termination event under a Hedging Agreement that is outstanding in an aggregate principal amount of at least $1,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any

Indebtedness in an aggregate outstanding principal amount of at least $1,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $1,000,000, or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Indebtedness; or

(g)	the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its Property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(h)	a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its Property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

(i)	the Company shall fail to observe or perform any covenant or agreement in the Del-Tin Guaranty and such failure shall remain unremedied after any cure period or grace period therein; or

(j)

(i) any judgment or order for the payment of money aggregating in excess of $1,000,000 are rendered against one or more of the Company and its Subsidiaries, and either (A) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (B) there shall be a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect, or (ii) a non-monetary judgment or order is rendered against one or more of the Company and its Subsidiaries that could reasonably be expected to have a Material Adverse Effect and there shall be a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(k)	if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $5,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to result in liability to the Company and the Subsidiaries in an aggregate amount exceeding $5,000,000; or

(l)	there occurs any Change of Control; or

(m)	at any time after the execution and delivery thereof, (i) any Note Document or any provision thereof, for any reason other than the satisfaction in full of all obligations under any Note Document, cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void, or (ii) any Loan Party contests the validity or enforceability of any Note Document or any provision thereof in writing or deny in writing that it has any further liability, under any Note Document or any provision thereof to which it is a party.

As used in Section 11(j), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 12. REMEDIES ON DEFAULT, ETC.

Section 12.1. Acceleration. (a) If an Event of Default with respect to the Company described in Section 11(g) or (h) (other than an Event of Default described in clause (i) of Section 11(g)) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)	If any other Event of Default has occurred and is continuing, with respect to one or more Series of Notes, Required Holders of the applicable Series may at any time at its or their option, by notice or notices to the Company, declare all of the Notes of the applicable Series then outstanding to be immediately due and payable.

(c)	If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any Holder or Holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all of the Notes of such Series held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each Holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the Holder of any Note at the time outstanding may proceed to protect and enforce the rights of such Holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, in any Note or in any other Note Document, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Holders of not less than

67% in principal amount of the Notes of the applicable Series then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes of the applicable Series, all principal of and Make-Whole Amount, if any, on any Notes of the applicable Series that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes of the applicable Series, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes of the applicable Series. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any Holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such Holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note or any other Note Document upon any Holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the Holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such Holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

Section 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

Section 13.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each Holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and Holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any Holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered Holders of Notes.

Section 13.2. Transfer and Exchange of Notes.

(a)	The Holders of the Notes shall be permitted to assign and sell participations in their respective Notes, subject, in the case of assignments, to the Company’s approval (which approval shall not be unreasonably withheld or delayed), provided that no such approval of the Company shall be required if an Event of Default has occurred and is continuing or if the proposed assignment is to another Holder of Notes, to an Affiliate of a Holder of Notes or to a fund managed by a Holder of Notes or an Affiliate of a Holder of Notes or a Qualified Institutional Buyer (as such term is defined in Rule 144A under the Securities Act). In the case of partial assignments (other than to another Holder of Notes or to an Affiliate of a Holder of Notes or a fund managed by a Holder of Notes or any Affiliate of a Holder of Notes), the minimum assignment amount shall be $5,000,000. Holders of Notes shall be permitted to sell participations, provided the minimum participation amount shall be $2,000,000 and the voting rights granted such participants shall be limited to significant matters such as votes on changes in amount, rate, required repayments and maturity dates under the applicable Series of Notes, releases of all of the Guarantors.

(b)	The Holders of the Notes acknowledge and agree that: (i) the Notes have not been registered under the Securities Act or the securities laws of any state and may be sold or otherwise disposed of (if permitted by this Agreement) only upon registration under the Securities Act and all applicable state securities laws or upon a valid exemption therefrom; and (ii) each Note or certificate representing the Notes shall bear the following legend:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO A VALID EXEMPTION THEREFROM.

(c)

Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered Holder of such Note or such Holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the Holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such Holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a Holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any permitted transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

Section 13.3. Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)	in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the Holder of such Note is, or is a nominee for, an original Purchaser or another Holder of a Note with a minimum net worth of at least $100,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)	in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

Section 14. PAYMENTS ON NOTES. SERIES A ADMINISTRATIVE FEE.

So long as any Purchaser or its nominee shall be the Holder of any Series A Note, and notwithstanding anything contained in Section 14 or in such Note to the contrary, the Company will pay (i) all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest, and (ii) prior to December 19, 2008, such Holder’s pro rata share of the Administrative Fee due as of such date, no later than 11:00 a.m. (San Francisco, California time) with immediately available funds free and clear of, and without deduction or withholding on account of any withholding tax, by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.

Section 15. EXPENSES, ETC.

Section 15.1. Transaction Expenses and Indemnification. The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to indemnify, pay, and hold each Holder of Notes and each transferee and their respective officers, directors, trustees, investment advisors, employees, agents, and attorneys (the “Indemnitees”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs and expenses (including all reasonable fees and expenses of counsel to such Indemnitees) of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Indemnitee as a result of such Indemnitees being a party to this Agreement or the transactions consummated pursuant to this Agreement (including, without limitation, (i) the Indemnified Liabilities, (ii) all document production and duplication charges and the fees and expenses of any special counsel engaged by the Holders of the Notes or such Transferee in connection with (A) this Agreement, the Notes or any Note Documents and the transactions contemplated hereby and thereby and (B) any subsequent proposed modification of, or proposed consent under, this Agreement, the Notes or any Note Documents whether or not such proposed modification shall be effected or proposed consent granted, (iii) the costs and expenses, including attorneys’ fees, incurred by the Holders of the Notes or such transferee in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or any Note Document or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes or any Note Document or the transactions contemplated hereby or thereby or by reason of any Holder of Notes’ or such transferee’s having acquired any Note, including without limitation costs and expenses incurred in any workout, restructuring or bankruptcy case, (iv) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO, and (v) the fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Holder of a Note in connection with its purchase of the Notes)); provided, that the Company shall have no obligation to an Indemnitee hereunder with respect to liabilities to the extent resulting from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction. The obligations of the Company under this Section 15.1 shall survive the transfer of any Note or portion thereof or interest therein by the Holder of a Note or any Transferee and the payment of any Note. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company agrees to make the maximum contribution to the payment and satisfaction thereof that is permissible under applicable law.

Section 15.2. Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Notes or any other Note Document, and the termination of this Agreement and the other Note Documents.

Section 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein and in the other Note Documents, in any amendment or Supplement to this Agreement or any other Note Document shall survive the execution and delivery of this Agreement, the Notes, any Supplement and the other Note Documents, the purchase or transfer by any Purchaser or any Additional Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent Holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or such Additional Purchaser or any other Holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement, any Supplement or any other Note Documents shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement (including each Supplement) and the Notes, the other Note Documents embody the entire agreement and understanding between each Purchaser, each Additional Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

Section 17. AMENDMENT AND WAIVER.

Section 17.1. Requirements. This Agreement (including any Supplement hereto), the Notes of any Series and the other Note Documents may be amended, and the observance of any term hereof or thereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders of each Series as to which such amendment or waiver is applicable, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5 or 21 hereof, or any defined term (as it is used in any such sections), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the Holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of or waive any prepayment or payment of principal of, or reduce the rate or change the time of or waive any payment or change the method of computation of interest or of the Make-Whole Amount on, the Notes of such Series, (ii) change the definition of “Required Holders” or the percentage of the principal amount of the Notes the Holders of which are required to consent to any such amendment or waiver, (iii) release of any Guarantor, (iv) consent to the assignment of transfer by the Company of its obligations under the Note Documents; or (v) amend any of Sections 8, 11(a), 11(b), 12, 13.2, 17 or 20.

(a)	Supplements. Notwithstanding anything to the contrary contained herein, the Company may enter into any Supplement providing for the issuance of one or more Series of Additional Notes pursuant to and in compliance with Section 2 and Section 4.16 hereof without obtaining the consent of any Holder of any Notes of any other Series.

Section 17.2. Solicitation of Holders of Notes.

(a)	Solicitation. The Company will provide each Holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes of the applicable Series. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each Holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Holders of Notes of the applicable Series.

(b)	Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any Holder of Notes as consideration for or as an inducement to the entering into by any Holder of Notes any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each Holder of Notes of the applicable Series then outstanding even if such Holder did not consent to such waiver or amendment.

(c)	Consent in Contemplation of Transfer. Any consent made pursuant to this Section 17 by a Holder of Notes that has transferred or has agreed to transfer its Notes to the Company, any Subsidiary or any Affiliate of the Company and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such Holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other Holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such Holder.

Section 17.3. Binding Effect, etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all Holders of Notes of the applicable Series and is binding upon them and upon each future Holder of any Note of the applicable Series and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the Holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any Holder of such Note. As used herein, the term “this Agreement” and “the Note Documents” and references thereto shall mean this Agreement and the Note Documents, respectively, as they may from time to time be amended or supplemented.

Section 17.4. Notes Held by Company, etc. Solely for the purpose of determining whether the Holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the Holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

Section 18. NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(i) if to any Purchaser or its nominee, to such Purchaser or its nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii) if to any Additional Purchaser or its nominee, to such Additional Purchaser or nominee at the address specified for such communication in the applicable Supplement, or at such other address as such Additional Purchaser or nominee shall have specified to the Company in writing,

(iii) if to any other Holder of any Note, to such Holder or its nominee at such address as such other Holder or nominee shall have specified to the Company in writing, or

(iv) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of 210 East Elm Street, P.O. Box 7200, El

Dorado, Arkansas 71731-7200, or at such other address as the Company shall have specified to the Holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

Section 19. REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser on the date of the Restatement Closing Date (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other Holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

Section 20. CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other Holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes and this Agreement. Each Holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any Holder of a Note of information required to be delivered to such Holder under this Agreement or requested by such Holder (other than a Holder that is a party to this Agreement or its nominee), such Holder will enter into an agreement with the Company embodying the provisions of this Section 20.

Section 21. SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Affiliate in lieu of such original Purchaser. In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original Holder of the Notes under this Agreement.

Section 22. MISCELLANEOUS.

Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement (including any Supplement) and the other Note Documents by or on behalf of any of the parties hereto or thereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent Holder of a Note) whether so expressed or not.

Section 22.2. Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuation of any Event of Default each Holder of the Notes and their Affiliates is hereby authorized by Company at any time or from time to time, without notice to Company or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, provisional or final, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Holder of Notes or any Affiliate of that Holder of Notes to or for the credit or the account of Company and each other Note Party against and on account of the obligations of Company or any other Note Party to that Holder of Notes (or any Affiliate of that Holder of Notes) hereunder or to any other Holder of Notes (or any Affiliate of any other holder of Notes) under this Agreement and participations therein and the other Note Documents, including all claims of any nature or description arising out of or connected with this Agreement, the Note Documents and participations therein or any other Note Document, irrespective of whether or not (i) that Holder of Notes shall have made any demand hereunder or (ii) the principal of or the interest on the Notes or any other amounts due hereunder shall have become due and payable pursuant to Section 11 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

Section 22.3. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.4 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 22.4. Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP.

Section 22.5. Severability. Any provision of this Agreement or the other Note Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.6. Construction, etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

Section 22.7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 22.8. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 22.9. Jurisdiction and Process; Waiver of Jury Trial. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)

The Company consents to process being served by or on behalf of any Holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.9(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such Holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c)	Nothing in this Section 22.9 shall affect the right of any Holder of a Note to serve process in any manner permitted by law, or limit any right that the Holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d)	THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

* * * * *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

DELTIC TIMBER CORPORATION

By:	/s/ Clefton D. Vaughan
Name:	Clefton D. Vaughan
Title:	Vice President, Treasurer & Chief Financial Officer

S-1	Note Purchase Agreement

This Agreement is hereby

accepted and agreed to as

of the date thereof.

AMERICAN AGCREDIT, PCA

By:	/s/ Sean P. O’Day
Name:	Sean P. O’Day
Title:	Senior Vice President

S-2	Note Purchase Agreement

DELTIC TIMBER CORPORATION

210 EAST ELM STREET

P.O. BOX 7200

EL DORADO, AR 71730

INFORMATION RELATING TO PURCHASERS OF THE SERIES A NOTES

Purchaser Name	American AgCredit, PCA
Name in Which Note is Registered	American AgCredit, PCA

Note Registration Number; Principal Amount	R-1; $40,000,000

Payment on Account of Note

Method	Federal Funds Wire Transfer

Account Information	Bank of America 10 Santa Rosa Avenue Santa Rosa, CA 95405 ABA No. XXXXXXXX For the Account of: American AgCredit, PCA Account No. XXXXXXXXXXX

Accompanying Information

Name of Company: DELTIC TIMBER CORPORATION

Description of Security: Series A Senior Notes due December 18, 2016

PPN: 247850 A#7

Due Date and Application (as among principal, Make-Whole Amount and interest) of the payment being made:

Address for Notices Related to Payments	Tina Anaya P.O. Box 1120 Santa Rosa, CA 95402 Tel: (707) 545-1200 Fax: (707) 545-4446

Address for all other Notices	Katherine Wheelock P.O. Box 398 Fields Landing, CA 95537 Or: 5560 South Broadway Eureka, CA 95503

Instructions re Delivery of Notes	Law Department of Purchaser

Tax Identification Number	XXXXXXXXX

Schedule A	(to Note Purchase Agreement)

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Additional Notes” is defined in Section 2.

“Additional Purchasers” means the purchasers of a Series of Additional Notes as set forth in the applicable Supplement for such Additional Notes.

“Administrative Fee” means an annual administration fee of $80,000, payable semiannually in installments of $40,000 by the Company to the Holders of Series A Notes on each Payment Date occurring before December 19, 2008.

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Anti-Terrorism Order” means Executive Order No. 13,224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079 (2001), as amended.

“Appraisal” means the independent appraisal of the Collateral conducted by an Approved Appraiser and provided to the Holders of the Notes.

“Approved Appraiser” means American AgCredit, FLCA or such other appraiser as the Company may select subject to the reasonable approval of the Required Holders.

“Arranger” means American AgCredit, PCA, in its capacity as arranger of the Notes.

“Asset Like Kind Exchange” means a like kind exchange of timber or real estate development assets of the Company or any of its Subsidiaries made in accordance with Section 1031 and Section 1033 of the Code.

“Bank Credit Agreement” means that certain Revolving Credit Agreement, dated as of September 9, 2005, by and among the Company, the financial institutions from time to time party thereto and SunTrust Bank, in its capacity as Administrative Agent, as may be amended,

SCHEDULE B

(to Note Purchase Agreement)

restated, replaced, supplemented or otherwise modified from time to time, provided that such Bank Debt is unsecured and that any guarantor thereof is also a Subsidiary Guarantor hereunder.

“Bank Debt” means the Indebtedness (including without limitation, the revolving loan commitments) under the Bank Credit Agreement.

“Bank Loan Documents” means the Loan Documents (as defined in the Bank Credit Agreement).

“Business Day” means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or El Dorado, Arkansas are required or authorized to be closed.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Capital Lease Obligations” of any Person means all obligations of such Person to pay rent or other amounts under any lease (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Change of Control” means the occurrence of one or more of the following events: (a) any sale, lease, exchange or other transfer (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or “group” (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder in effect on the date hereof), (b) the acquisition of ownership, directly or indirectly, beneficially or of record, and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) other than the Murphy Family of 30% or more of the outstanding shares of the voting stock of the Company; or (c) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the current board of directors or (ii) appointed by directors so nominated.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company” means Deltic Timber Corporation, a Delaware corporation.

“Confidential Information” is defined in Section 20.

“Consolidated EBITDA” means, for the Company and its Subsidiaries for any period, an amount equal to the sum of (a) Consolidated Net Income for such period plus (b) to the extent deducted in determining Consolidated Net Income for such period, (i) Consolidated Interest Expense, (ii) income tax expense determined on a consolidated basis in accordance with GAAP, (iii) depreciation and amortization determined on a consolidated basis in accordance with GAAP, and (iv) all other non-cash charges determined on a consolidated basis in accordance with GAAP (other than write-down or write-off of any accounts or inventory unless related to an extraordinary item), in each case for such period.

“Consolidated Fixed Charges” means, for the Company and its Subsidiaries for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period and (b) scheduled principal payments made on Consolidated Total Debt during such period.

“Consolidated Interest Expense” means, for the Company and its Subsidiaries for any period determined on a consolidated basis in accordance with GAAP, the sum of (i) total interest expense, including without limitation the interest component of any payments in respect of Capital Lease Obligations capitalized or expensed during such period (whether or not actually paid during such period) plus (ii) the net amount payable (or minus the net amount receivable) under Swap Contracts during such period (whether or not actually paid or received during such period).

“Consolidated Net Income” means, for the Company and its Subsidiaries for any period, the net income (or loss) of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, but excluding therefrom (to the extent otherwise included therein) (i) any extraordinary gains or losses, (ii) any gains attributable to write-ups of assets, (iii) any equity interest of the Company or any Subsidiary of the Company in the unremitted earnings of any Person that is not a Subsidiary and (iv) any income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Company or any Subsidiary on the date that such Person’s assets are acquired by the Company or any Subsidiary.

“Consolidated Net Worth” means, as of any date, (i) the total assets of the Company and its Subsidiaries that would be reflected on the Company’s consolidated balance sheet as of such date prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries, minus (ii) the total liabilities of the Company and its Subsidiaries that would be reflected on the Company’s consolidated balance sheet as of such date prepared in accordance with GAAP.

“Consolidated Total Capital” means, as of any date, the sum of (i) Consolidated Total Debt as of such date and (ii) Consolidated Net Worth as of such date.

“Consolidated Total Debt” means, as of any date, all Indebtedness of the Company and its Subsidiaries described in the definition of “Indebtedness”, including, without limitation, the Notes, the Bank Debt and the notes outstanding under the MetLife Note Purchase Agreement.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means that rate of interest that is the greater of (i) 2.0% per annum above the rate of interest stated in clause (a) of the first paragraph of the applicable Series of Notes or (ii) 2.0% over the rate of interest publicly announced by Bank of America, N.A. as its “base” or “prime” rate.

“Del-Tin Credit Agreement” means that certain Letter of Credit and Term Loan Agreement, dated August 26, 2004 by and among Del-Tin, SunTrust Bank, as administrative agent and the lenders named therein and any refinancings or replacements thereof which do not increase the principal amount thereof or the letter of credit commitment thereunder.

“Del-Tin Guaranty” means that certain Guaranty Agreement dated August 26, 2004 executed by the Company in connection with the Del-Tin Credit Agreement, pursuant to which the Company guarantees the principal amount not exceeding the lesser of (i) $30,000,000 and the principal amount outstanding under the Del-Tin Credit Agreement on the Restatement Closing Date, in favor of the lenders under the Del-Tin Credit Agreement.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States of America.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Event of Default” is defined in Section 11.

“Existing Note Purchase Agreement” means the Note Purchase Agreement, dated as of December 18, 1998, between the Company, certain Subsidiaries of the Company, as guarantors, and American AgCredit, PCA (as successor in interest to Pacific Coast Farm Credit Services, ACA).

“Existing Notes” means that certain Note in the aggregate principal amount of $40,000,000 issued pursuant to the Existing Note Purchase Agreement.

“Fixed Charge Coverage Ratio” means shall mean, for any period of four consecutive fiscal quarters of the Company, the ratio of (a) Consolidated EBITDA for such period less the actual amount paid by the Company and its Subsidiaries in cash during such period on account of (i) all dividends and distributions paid with respect to shares of capital stock of the Company and (ii) income tax expense to (b) Consolidated Fixed Charges for such period.

“Form 10-K” is defined in Section 5.3.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means

(a) the government of

(i) the United States of America or any State or other political subdivision thereof, or

(ii) any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any Properties of the Company or any Subsidiary, or

(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a) to purchase such indebtedness or obligation or any Property constituting security therefor;

(b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(c) to lease Properties or to purchase Properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Holder” means, with respect to any Note the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

“Indebtedness” of any Person means, without duplication (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of the deferred purchase price of Property or services (other than trade payables incurred in the ordinary course of business; provided, that for purposes of Section 11(f), trade payables overdue by more than 120 days shall be included in this definition except to the extent that any of such trade payables are being disputed in good faith and by appropriate measures), (iv) all obligations of such Person under any conditional sale or other title retention agreement(s) relating to Property acquired by such Person, (v) all Capital Lease Obligations of such Person, (vi) all obligations, contingent or otherwise, of such Person in respect of letters of credit, acceptances or similar extensions of credit, (vii) all Guarantees of such Person of the type of Indebtedness described in clauses (i) through (vvi) above and clause (xi), (viii) all Indebtedness of a third party secured by any Lien on Property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (ix) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any common stock of such Person, (x) Off-Balance Sheet Liabilities, and (xi) all obligations of such Person under Swap Contracts. The Indebtedness of any Person shall include (i) the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnitees” is defined in Section 15.1.

“Institutional Investor” means (a) any Purchaser of a Note, (b) any Holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any Holder of any Note.

“Investments” is defined in Section 10.7.

“Leverage Ratio” means, as of any date of determination with respect to the Company, the ratio of (i) Consolidated Total Debt as of such date to (ii) Consolidated Total Capital.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any Property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Make-Whole Amount” is defined in Section 8.6.

“Material” means material in relation to the business, assets, liabilities (actual or contingent), operations, Properties, financial condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, liabilities (actual or contingent), operations, Properties, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement, the Notes or the other Note Documents, or (c) the validity or enforceability of this Agreement, the Notes or the other Note Documents.

“MetLife Note Purchase Agreement” means that certain Note Purchase Agreement, dated as of December 20, 2002, by and among Deltic Timber Corporation, Metropolitan Life Insurance Company, General American Life Insurance Company, MetLife Investors USA Insurance Company, New England Life Insurance Company, Texas Life Insurance Company, and Modern Woodman of America, as may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“Note Documents” means this Agreement, each Supplement, the Notes, the Subsidiary Guaranty and any agreement or document entered into by the Company in connection with any of the foregoing, in each case as any such agreement or document may be amended from time to time pursuant to Section 17.1 hereof.

“Notes” means the Series A Notes and any Additional Notes issued pursuant to Section 2, together with any such Notes issued in substitution therefor pursuant to Section 13 of this Agreement.

“Note Parties” means the Company and the Subsidiary Guarantors.

“Off-Balance Sheet Liabilities” of any Person shall mean (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability of such Person under any sale and leaseback transactions which do not create a liability on the balance sheet of such Person, (iii) any liability of such Person under any so-called “synthetic” lease transaction or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Permitted Encumbrances” means

(i) Liens imposed by law for taxes or special assessments not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

(ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

(iii) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(iv) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(v) judgment and attachment liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP; and

(vi) easements, zoning restrictions, rights-of-way and similar encumbrances on real Property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected Property or materially interfere with the ordinary conduct of business of the Company and its Subsidiaries taken as a whole;

provided, that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Investments” means

(i) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;

(ii) commercial paper having the highest rating, at the time of acquisition thereof, of S&P or Moody’s and in either case maturing within six months from the date of acquisition thereof;

(iii) certificates of deposit, bankers’ acceptances and time deposits maturing within 180 days of the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any state thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(iv) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause (iii) above;

(v) mutual funds investing solely in any one or more of the Permitted Investments described in clauses (i) through (iv) above;

(vi) patronage related capital stock of American AgCredit, PCA; and

(vii) capital stock of American AgCredit, PCA designated “AAC H Stock”.

“Person” means an individual, partnership, joint venture, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Preferred Stock” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

“Property” or “Properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“PTE” is defined in Section 6.2(a).

“Purchaser” is defined in the first paragraph of this Agreement.

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Related Fund” means, with respect to any Holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such Holder, the same investment advisor as such Holder or by an affiliate of such Holder or such investment advisor.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Materials).

“Required Holders” means, with respect to any Series, at any time, the Holders of at least 51% in principal amount of the Notes of such Series at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Responsible Officer” means the president, the chief executive officer, the chief operating officer, the chief financial officer, the treasurer or a vice president of the Company or such other representative of the Company as may be designated in writing by any one of the foregoing with the consent of Required Holders of the Company.

“Restatement Closing Date” shall have the meaning specified in Section 3 hereof.

“Restatement” shall have the meaning specified in Section 1 hereof.

“Restricted Payment” is defined in Section 10.8.

“S&P” shall mean Standard & Poor’s.

“SEC” shall mean the Securities and Exchange Commission of the United States, or any successor thereto.

“Securities” or “Security” shall have the meaning specified in Section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Series” means each series of Notes issued pursuant to Section 1, including the Series A Notes and each series of Additional Notes.

“Series A Notes” is defined in Section 1.

“Solvency” or “Solvent” means, with respect to any Person as of a particular date, that on such date (i) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business; (ii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature in their ordinary course; (iii) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s Property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage; (iv) the fair value of the Property of such Person is greater than the total amount of liabilities, including, contingent liabilities, of such Person; and (v) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount, which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Subsidiary Guarantors” means each Domestic Subsidiary of Company, including without limitation, Deltic Timber Purchasers, Inc., an Arkansas corporation, Deltic Southwest Timber Company, an Arkansas corporation, Deltic Real Estate Investment Company, a Delaware corporation, Chenal Properties, Inc., an Arkansas corporation, Chenal Country Club, Inc., an Arkansas corporation and each other Person that becomes a Subsidiary Guarantor by executing the Subsidiary Guaranty, and “Subsidiary Guarantor” means any one of them.

“Subsidiary Guaranty” means that certain Subsidiary Guaranty dated as of the date hereof by each Subsidiary Guarantor in favor of the Holders of the Notes, substantially in the form of Exhibit 5, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Supplement” has the meaning assigned to such term in Section 2.

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Swap Contract” means (a) any and all interest rate swap transactions, basis swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward foreign exchange transactions, cap transactions, floor transactions, currency options, spot contracts or any other similar transactions or any of the foregoing (including, but without limitation, any options to enter into any of the foregoing), and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amounts(s) determined as the mark-to-market values(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

“Synthetic Lease” means, at any time, any lease (including leases that may be terminated by the lessee at any time) of any Property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the Property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

“Timber” means all marketable cut and standing timber not precluded from harvest or sale due to physical, environmental, legal or regulatory constraints.

“Timber Market Value” means the lesser of (i) the fair market value of all Timber owned by the Company or any of its Subsidiaries as determined by reference to the average price received by the Company or any of its Subsidiaries for their sales of Timber for the preceding four fiscal quarters multiplied by the current fiscal quarter’s ending inventory of Timber, or (ii) if an Appraisal is requested by any Holder of the Note, the appraised value of all Timber owned by the Company or any of its Subsidiaries as determined in accordance with Section 9.8.

“Total Senior Indebtedness” means Bank Debt plus the Indebtedness evidenced by the Notes and the Indebtedness outstanding under the MetLife Note Purchase Agreement.

“USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary one hundred percent of all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

[FORM OF NOTE]

DELTIC TIMBER CORPORATION

SERIES A SENIOR NOTE DUE DECEMBER 18, 2016

No. [ ]	[Date]
$[ ]	PPN[ ]

FOR VALUE RECEIVED, the undersigned, Deltic Timber Corporation (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [                            ], or registered assigns, the principal sum of [                                        ] DOLLARS (or so much thereof as shall not have been prepaid) on December 18, 2016, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 6.66% per annum from December 18, 2006 until December 18, 2008, and thereafter at a rate per annum equal to 6.10%, payable semiannually, on the 18th day of June and December in each year, commencing with the June or December next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 2.0% or (ii) 2.0% over the rate of interest publicly announced by Bank of America, N.A. from time to time in as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered Holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America to the accounts designated by such Holder of the Note in writing on Schedule A of the Note Purchase Agreement or at such other place as the Company shall have designated by written notice to the Holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Amended and Restated Note Purchase Agreement, dated as of March     , 2007 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each Holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered Holder hereof or such Holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of,

EXHIBIT 1

(to Note Purchase Agreement)

the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the Holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

DELTIC TIMBER CORPORATION

By:
Name:	Clefton D. Vaughan
Title:	Vice President, Treasurer & Chief Financial Officer

S-2

FORM OF OPINION OF SPECIAL COUNSEL

TO THE COMPANY

[to come]

EXHIBIT 4.4(b)

(To Note Purchase Agreement)

DELTIC TIMBER CORPORATION

SUPPLEMENT TO AMENDED AND RESTATED NOTE PURCHASE AGREEMENT

Dated as of March     , 2007

Re: $40,000,000 6.66% Series A Senior Secured Notes

DUE DECEMBER 18, 2016

EXHIBIT S

(to Note Purchase Agreement)

SUPPLEMENT TO AMENDED AND RESTATED NOTE PURCHASE AGREEMENT

Dated as of

To each of the Purchasers named in

Schedule A hereto which

is a signatory of this Agreement

Ladies and Gentlemen:

This [Number] Supplement to Amended and Restated Note Purchase Agreement (the “Supplement”) is between Deltic Timber Corporation, a Delaware corporation (“Company”), whose address is 210 East Elm Street, El Dorado, Arkansas 71730 and the institutional investors named on Schedule A attached hereto (the “Additional Purchasers”).

Reference is hereby made to that certain Amended and Restated Note Purchase Agreement dated as of March     , 2007 (as supplemented and from time to time amended, the “Note Agreement”) between the Company and the purchasers listed on Schedule A thereto. All capitalized terms not otherwise defined herein shall have the same meaning as specified in the Note Agreement, except the following terms shall be defined herein as follows:

(i) “Closing” shall have the meaning set forth in Section 3 of this Supplement;

(ii) “Other Purchasers” shall mean each of the other purchasers named in Schedule A to this Supplement; and

(iii) “Schedule A” shall be deemed a reference to Schedule A to this Supplement.

Reference is further made to Section 2 of the Note Agreement which requires that, prior to the delivery of any Additional Notes, the Company and each Additional Purchaser shall execute and deliver a Supplement.

The Company hereby agrees with you as follows:

1.	AUTHORIZATION OF THE NOTES.

The Company has authorized the issue and sale of $[            ] aggregate principal amount of its [            ]% Series [    ] Senior Secured Notes due [            ] (the “Series [    ] Notes”). The Series [    ] Notes, together with the Series A Notes initially issued pursuant to the Note Agreement and each Series of Additional Notes which may from time to time be issued pursuant to the provisions of Section 2 of the Note Agreement, are collectively referred to as the “Notes” (such term shall also include any such notes issued in substitution therefor pursuant to Section 13 of the Note Agreement). The Series [    ] Notes shall be substantially in the form set forth in Exhibit I hereto with such changes therefrom, if any, as may be approved by you and the Company. The Series [    ] Notes shall be subject to the Timberlands

EXHIBIT S

(To Note Purchase Agreement)

Collateral Agency and Intercreditor Agreement.

2.	SALE AND PURCHASE OF THE NOTES.

Subject to the terms and conditions hereof and as set forth in the Note Agreement and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to you, and you agree to purchase from the Company, Series [    ] Notes in the principal amount set forth opposite your name on Schedule A hereto at a price of 100% of the principal amount thereof on the date of the Closing.

3.	CLOSING.

Delivery of the $[            ] in aggregate principal amount of the Series [    ] Notes will be made at the offices of O’Melveny & Myers LLP, 400 South Hope Street, Los Angeles, California 90071, against payment therefor by wire transfer of immediately available funds to [insert wire instructions] in the amount of the purchase price at [            ] A.M., Los Angeles time, on [            ] (the “Closing”).

4.	CONDITIONS TO CLOSING.

Your obligation to purchase and pay for the Series [    ] Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

(a) The Company shall have executed and delivered a counterpart of this Supplement signed on behalf of such party.

(b) All conditions precedent set forth in Section 4 of the Note Agreement shall have been satisfied with respect to the Series [    ] Notes (with the “Series [    ]” Notes being deemed substituted for “Series A” Notes in such Sections of the Note Agreement; the “Closing (as defined in the Supplement)” being deemed substituted for the “Restatement” or the “Restatement Closing Date,” as applicable; any references to the amendment and restatement of the Existing Notes as Series A Notes shall be deemed to be reference to the “issue and sale of the Series [    ] Notes;” and all references to any “Schedule” in such Sections of the Note Agreement shall be deemed a reference to the corresponding Schedule attached to this Supplement).

(c) The Company shall have delivered to you a Secretary’s Certificate certifying as to the resolutions attached thereto and other proceedings relating to the authorization, execution and delivery of the Series [    ] Notes and this Supplement.

(d) The Company shall execute and deliver to each Additional Purchaser an Officer’s Certificate dated the date of issue of the Series [    ] Notes, certifying that the conditions specified in Sections 4.3 and 4.15 of the Note Agreement has been fulfilled.

(e) A duly authorized Senior Financial Officer of each of the Company shall execute and deliver to each Additional Purchaser an Officer’s Certificate dated the date of issue of the Series [    ] Notes, substantially in the form of Exhibit 2 to the Note Agreement and with appropriate attachments, in each case demonstrating that, after giving effect to consummation of the transactions contemplated by the Note Agreement (including this Supplement thereto), Company will be Solvent, after giving effect to the issuance of the Series [    ] Notes.

(f) A duly authorized Senior Financial Officer of the Company shall execute and deliver to each Additional Purchaser a Compliance Certificate dated the date of issue of the Series [    ] Notes, substantially in the form of Exhibit 3 to the Note Agreement (except that the reference therein to the “Series A Notes” shall be changed to reference the “Series [    ] Notes”), stating that such officer has reviewed the provisions of the Note Agreement (including this Supplement thereto) and setting forth the information and computations (in sufficient detail) required in order to establish whether the Company is in compliance with the requirements of Sections 10.5, 10.7, 10.9, 10.15, 10.16, 10.17 and 10.18 of the Note Agreement on such date, after giving pro forma effect to the issuance of the Series [    ] Notes.

(g) You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing from             , counsel for the Company, covering such matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and Company hereby instructs its counsel to deliver such opinion to you).

5.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

(a) Company represents and warrants that the representations and warranties set forth in Section 5 of the Note Agreement are true, correct and complete in all material respects on and as of the date of this Supplement to the same extent as though made on and as of that date, except for the purposes of this Supplement:

(i) to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date;

(ii) that all references in such representations and warranties to [Schedules            ] shall be to Schedules [            ] attached hereto;

(iii) [that the reference to “[            ]” in Section [    ] of the Note Agreement shall be deemed to be “fiscal year ended [            ]”.

(b) Company represents and warrants that neither the Company nor anyone acting on their behalf has offered the Series [    ] Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you, the Other Purchasers and not more than [    ] other Institutional Investors, each of which has been offered the Series [    ] Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Series [    ] Notes to the registration requirements of Section 5 of the Securities Act.

[insert additional representations or covenants here specific to the Series [    ] Notes]

6.	REPRESENTATIONS OF THE PURCHASER.

The Additional Purchaser represents and warrants that the representations and warranties set forth in Section 6 of the Note Agreement are true and correct in all material respects on the date hereof with respect to the Series [    ] Notes.

7.	ADDITIONAL PREPAYMENT TERMS.

[insert prepayment provisions here]

8.	BINDING EFFECT.

The Company and you agree to be bound by and comply with the terms, covenants and provisions of the Note Agreement, as supplemented by this Supplement, as if you were an original signatory to the Note Agreement.

[Remainder of page intentionally left blank]

The execution hereof shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

DELTIC TIMBER CORPORATION, a Delaware corporation

By:
Name:
Title:

Accepted as of [                            ]

PURCHASERS

By:
Name:
Title:

Schedule A to Supplement to Note Purchase Agreement

INFORMATION RELATING TO PURCHASERS

Principal Amount
of Series Notes
to be Purchased

Name and Address of Purchaser

Payments

All Payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as “Deltic Timber Corporation             % Series      Senior Notes due                             , PPN            , principal or interest”) to:

Notices

All notices and communications, including notices with respect to payments and written confirmation of each payment, to be addressed as follows:

Name of Nominee in which Notes are to be issued:

Tax ID No.:

EXHIBIT 1

[FORM OF NOTE]

DELTIC TIMBER CORPORATION

SERIES _ SENIOR NOTE DUE

No. [ ]	[Date]
$[ ]	PPN[ ]

FOR VALUE RECEIVED, the undersigned, Deltic Timber Corporation (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [                            ], or registered assigns, the principal sum of [                                        ] DOLLARS (or so much thereof as shall not have been prepaid) on                             , with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of [    ]% per annum from the date hereof until [                            ], and thereafter at a rate per annum equal to the [                                         ], payable semiannually, on the [    ] day of [            ] and [            ] in each year, commencing with the [            ] or [            ] next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) [    ]% or (ii) [    ]% over the rate of interest publicly announced by Bank of America, N.A. from time to time in as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered Holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America to the accounts designated by such Holder of the Note in writing on Schedule A of the Note Purchase Agreement or at such other place as the Company shall have designated by written notice to the Holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of March     , 2007 (as from time to time amended, the “Amended and Restated Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each Holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered Holder hereof or such Holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the Holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

DELTIC TIMBER CORPORATION

By:
Name:	Clefton D. Vaughan
Title:	Vice President, Treasurer & Chief Financial Officer